Exhibit 99.1

CHARTER OF THE COMPLIANCE COMMITTEE

OF THE

BOARD OF DIRECTORS

OF

NEOGENOMICS, INC.

(the “Corporation”)

Adopted October 14, 2014

I.	General Focus

The Compliance Committee assists the board of directors of the Corporation (the “Board”) with overseeing the Corporation’s activities in the areas of compliance with laws and regulations applicable to its business.

The Committee shall have the authority to undertake the specific duties and responsibilities described below and the authority to undertake such other duties as are assigned by law, the Corporation’s certificate of incorporation or bylaws, or by the Board.

The Committee shall have the power to delegate its authority and duties to subcommittees or individual members of the Committee, as it deems appropriate in accordance with applicable laws and regulations and the requirements of the NASDAQ Stock Market Rules.

The Committee shall have the power to retain counsel, accountants, auditors or other advisors as and on such terms as the Committee deems appropriate to discharge its duties and responsibilities. However, the Committee shall not engage the Corporation’s independent auditors to perform any services without approval of the Audit Committee. The Committee shall receive appropriate funding, as determined by the Committee, from the Corporation to pay any such counsel, accountants, auditors or other advisors.

II.	Membership

The Committee shall consist of as many members as the Board shall determine, but in any event not fewer than three (3) members. The members of the Committee shall be appointed annually by the Board upon the recommendation of the Nominating and Corporate Governance Committee (the “Governance Committee”). However, all meeting minutes will be distributed to each committee members as well as the Chairman of the Board and CEO of the Corporation (if not the same person). Quarterly summary reports will be prepared for the Committee by the Compliance Officer or delegate in conjunction with members of management of the Corporation.

The Chair of the Committee shall be appointed by the Board upon recommendation of the Governance Committee.

The members of the Committee may be removed or replaced, and any vacancies on the Committee shall be filled, by the Board upon the recommendation of the Governance Committee.

III.	Meetings and Procedures

A.	The Chair of the Committee, in consultation with the Committee members, shall determine the schedule and frequency of the Committee meetings, which shall be no less than four (4) meetings annually. At all meetings of the Committee, the presence of a majority of the members of the Committee shall be necessary and sufficient to constitute a quorum for the transaction of business. Except when otherwise required by statute, the vote of a majority of the members of the Committee present and acting at a meeting at which a quorum is present shall be the act of the Committee. In the absence of a quorum, a majority of the members of the Committee present may adjourn the meeting from time to time, until a quorum shall be present. The Committee may also act by unanimous written consent of all the members. The Committee shall maintain written minutes or other records of its meetings and activities. Such minutes shall be distributed to each member of the committee, and also filed with the Corporation’s records.

B.	The Chair of the Committee shall develop and set the Committee’s agenda in consultation with management. The agenda and information concerning the business to be conducted at each Committee meeting shall, to the extent practical, be communicated to the members of the Committee in advance of each meeting.

C.	The Committee shall work with the Corporation’s management to ensure that there is a Compliance Officer assigned and available at all times. The Committee shall meet with the Compliance Officer and when appropriate, the Corporation’s management and staff.

D.	In discharging its responsibilities, the Committee shall have sole authority to, as it deems appropriate, select, retain and/or replace outside advisors to provide independent advice to the Committee.

E.	The Committee shall maintain written minutes or other records of its meetings and activities. Minutes of each meeting of the Committee shall be distributed to each member of the Committee. The Corporation shall retain the original signed minutes for filing with the corporate records of the Corporation.

F.	The Chair of the Committee shall report to the Board following meetings of the Committee, and as otherwise requested by the Chairman of the Board. Reports may be written or oral depending on the preference of the Board of Directors.

IV.	Responsibilities

The Committee shall oversee the Corporation’s activities in the area of corporate compliance (“Corporate Compliance Program”) that may impact the Corporation’s business operations or public image, in light of applicable government and industry standards, as well as legal and business trends and public policy issues.

The Committee shall assess management’s implementation of the Corporate Compliance Program elements, including:

(i)	The adequacy and effectiveness of policies and programs to ensure the Corporation’s compliance with laws and regulations applicable to its business and any and all associated risks, including, without limitation, in the areas of billing compliance, environmental health and safety, equal opportunity employment practices, fraud and abuse and medical quality assurance, based on reports rendered no less than annually by management, including, without limitation, the Corporation’s compliance officers.

(ii)	The organization, responsibilities, plans, results, budget, staffing and performance of the Corporation’s Compliance Department, including its independence, authority and reporting obligations, the proposed audit plans for the coming year and the summary of findings from compliance audits.

(iii)	Review and concur in the appointment, replacement, reassignment or dismissal of the compliance officers. Review the significant reports to management or summaries thereof regarding the Corporation’s compliance policies, practices, procedures and programs and management’s responses thereto. Review any report from the compliance officers on any matter involving criminal conduct or potential criminal conduct.

(iv)	The monitoring of significant external and internal investigations of the Corporation’s business as they relate to possible violations of law by the Corporation or its directors, officers, employees or agents.

(v)	The monitoring of significant external and internal investigations of the Corporation’s business as they relate to possible violations of law by the Corporation or its directors, officers, employees or agents.

(vi)	The monitoring of the Corporation’s implementation of actions in response to legislative, regulatory and legal developments affecting the business of the Corporation.

(vii)	Report to the Audit Committee regarding legal and medical quality matters (including the status of pending litigation) and compliance with legal and regulatory requirements that may have a material effect on the Corporation’s business, financial statements or compliance policies, including any material reports or inquiries from regulatory or governmental agencies.

(viii)	The Compliance Officer’s direct access to senior management and the allocation of sufficient funding, resources and staff to fully perform his or her responsibilities;

(ix)	The Corporation’s Code of Conduct and written compliance policies and procedures that guide the Corporation and the conduct of its staff in day-to-day operations, and relevant education and training for the Board and all affected staff and the Corporation’s agents;

(x)	Appropriate mechanisms for staff to seek guidance and to report concerns;

(xi)	The Corporation’s systems and processes that are designed to:

•	Periodically assess the Corporation’s compliance obligations and associated risks;

•	Monitor and audit the Corporation’s systems, processes and transactions;

•	Investigate alleged misconduct; and

•	Promote and enforce standards through incentive and disciplinary action;

(xii)	Necessary modifications to the Corporate Compliance Program; and

(xiii)	Efforts made to promote an ethical culture.

V.	Reporting Structure

The Corporate Compliance Officer will report to the Committee any data suggesting significant non-compliance that could affect the Compliance Program or the Corporation. Any data suggesting significant non-compliance involving any of the business operations shall be reported to the Board immediately.

The Committee also shall oversee the Corporation’s activities in the area of corporate responsibility that may have an impact on the Corporation’s business operations or public image, in light of political and social trends and public policy issues. The Committee shall assess management’s implementation of the corporate responsibility programs which may include its political contributions and its public policy positions with respect to pending legislative or other initiatives; and the processes by which the Corporation makes charitable contributions.

VI.	Evaluation

The Committee shall conduct an annual evaluation of its effectiveness. The Committee shall review and reassess its Charter on a periodic basis and submit any recommended changes to the Board for its consideration. The Committee shall perform such other functions and have such other powers as may be necessary or convenient for efficient discharge of its duties.

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